UNITED STATES ;
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2005

AUGUST TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(IRS Employer Identification No.)

4900 West 78th Street
Bloomington, Minnesota 55545

(Address of Principal Executive Offices) (Zip Code)

(952) 820-0080

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The Merger Agreement

On June 27, 2005, Rudolph Technologies, Inc. (“Rudolph”), NS Merger Sub, Inc., a wholly-owned subsidiary of Rudolph (“Merger Sub”), and August Technology Corporation (“August”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which August will be merged with and into Merger Sub (the “Merger”), and Merger Sub will continue as the surviving corporation of the Merger as a wholly-owned subsidiary of Rudolph.

Under the terms of the Merger Agreement, each August shareholder may elect to receive either $10.50 per share in cash or $10.50 per share in Rudolph stock (based upon the exchange ratio set forth in the Merger Agreement of 0.7625x, which was calculated using the closing price of Rudolph’s common stock on the NASDAQ National Market on June 27, 2005), reflecting aggregate consideration of approximately $193 million.  Each August shareholder will have the option to elect to receive cash or stock, subject to pro-ration and allocation, based on the total amount of cash and total number of shares of Rudolph stock available for distribution in connection with the Merger.  The Merger Agreement provides that August’s shareholders will receive a minimum of $37.2 million and a maximum of $60.0 million of cash.  In the allocation process, shareholders who make an election will receive priority to have their request for cash or stock ahead of shareholders who do not make an election.  Under the terms of the Merger Agreement, options to purchase shares of August common stock currently outstanding will be converted at the exchange ratio set forth in the Merger Agreement of 0.7625x into the right to receive shares of Rudolph common stock, and the exercise price of these options will be adjusted in accordance with Treasury Regulation Section 1.424-1(a).

After the closing of the Merger, Paul McLaughlin, Rudolph’s current Chairman and Chief Executive Officer, will continue as Chairman and CEO and Steven Roth, Rudolph’s current Chief Financial Officer, will continue as Chief Financial Officer.  Jeff O’Dell, current Chief Executive Officer of August, will join Rudolph’s Board of Directors, and Stan Piekos, current Chief Financial Officer of August, will become Rudolph’s Chief Corporate Development Officer.  Rudolph’s Board of Directors will increase from eight to twelve members, including eight members designated by Rudolph, three members designated by August and one additional member to be jointly appointed by Rudolph and August.

Rudolph and August have made customary representations and warranties in the Merger Agreement and have also made customary covenants, including, among others, covenants (i) to conduct their respective businesses in the ordinary course, consistent with past practice, during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) not to engage in certain kinds of transactions during such period, (iii) subject to certain exceptions, to cause meetings of their respective stockholders or shareholders, as the case may be, to be held to consider approval of the Merger and the other transactions contemplated by the Merger Agreement and (iv) subject to certain exceptions, for each of their respective boards of directors to recommend adoption and approval by its stockholders or shareholders, as the case may be, of the Merger Agreement and the transactions contemplated by the Merger Agreement. In addition, Rudolph and August have made certain additional customary covenants, including among others, covenants not to: (i) solicit proposals relating to alternative business combination transactions and (ii) subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.

Consummation of the Merger is subject to customary conditions, including (i) approval of Rudolph’s stockholders, (ii) approval of August’s shareholders, (iii) absence of any law or order prohibiting the closing, (iv) expiration or termination of the applicable Hart-Scott-Rodino waiting period and certain other regulatory approvals, (v) subject to certain exceptions, the continued accuracy of representations and warranties, (vi) the absence of any material adverse effect with respect to each party’s business and (vii) the delivery of customary opinions from counsel to Rudolph and counsel to August to the effect that the Merger will qualify as a tax-free reorganization for Federal income tax purposes.  The Merger Agreement contains certain termination rights for both Rudolph and August, and further provides that, upon termination of the Merger Agreement under specified circumstances, either of Rudolph or August may be required to pay the other party a termination fee of $7.74 million plus expenses or, under certain other specified circumstances, solely the other party’s expenses.

Concurrently with the execution of the Merger Agreement, and in consideration thereof, (i) certain stockholders of Rudolph entered into individual agreements with August (collectively the “Parent Voting Agreements”) whereby each such stockholder agreed to vote all of the shares of the common stock of Rudolph beneficially owned by such stockholder in favor of the Merger and the other transactions contemplated by the Merger Agreement and (ii) certain shareholders of August entered into individual agreements with Rudolph (collectively the “Company Voting Agreements”) whereby each such shareholder agreed to vote all of the shares of the common stock of August beneficially owned by such shareholder in favor of the Merger and the other transactions contemplated by the Merger Agreement.

In connection with the proposed transaction, a registration statement of Rudolph, which will include a joint proxy statement of Rudolph and August, and other materials, will be filed with the SEC.  AUGUST URGES INVESTORS TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT RUDOLPH, AUGUST AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the registration statement and joint proxy statement (when available) as well as other filed documents containing information about Rudolph and August at http://www.sec.gov, the SEC’s website. Free copies of Rudolph’s SEC filings may also be obtained at http://www.rudolphtech.com, and free copies of August’s SEC filings may be obtained from August’s website at http://www.augusttech.com.

Rudolph, August and their respective executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Rudolph’s stockholders or August’s shareholders with respect to the proposed transaction. Information regarding the officers and directors of Rudolph is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 22, 2005. Information regarding the officers and directors of August is included in its definitive proxy statement for its 2005 Annual Meeting filed with the SEC on April 29, 2005. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the registration statement and joint proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

The Rights Agreement

Immediately prior to the execution of the Merger Agreement, on June 27, 2005, the Board of Directors of August (the “Board”) adopted a Rights Agreement (the “Rights Agreement”) by and between August and Wells Fargo Bank, N.A., as the Rights Agent.

Pursuant to the Rights Agreement, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, no par value per share.  The dividend is payable on June 27, 2005 to the shareholders of record at the close of business on that date.

The Board has adopted the Rights Agreement to protect shareholders from coercive or otherwise unfair takeover tactics and to protect the interests of August's shareholders.  In general terms, it works by imposing a significant penalty upon any person or group that acquires 10% or more of our outstanding common stock without the approval of our Board.  The Rights Agreement should not interfere with any merger or other business combination approved by our Board.  The Rights Agreement provides that neither the execution of the Merger Agreement nor the consummation of the Merger or other transactions contemplated by the Merger Agreement will entitle holders of the Rights to exercise the Rights or entitle any other persons or entities to any legal or equitable rights, remedies or claims under the Rights Agreement.  In particular, for the purposes of the Rights Agreement: (i) neither Rudolph, nor the Merger Sub nor any of their affiliates or associates shall be deemed to be an Acquiring Person; (ii) a Shares Acquisition Date shall not be deemed to have occurred; and (iii) a Distribution Date shall not be deemed to have occurred, solely by virtue of the approval, execution, delivery or performance of the Merger agreement, the consummation of the Merger or any transaction contemplated by the Merger Agreement or the public announcement of any of the foregoing.

The following description is provided for those interested in the specific terms of the Rights Agreement.  Please note, however, that this description is only a summary, is not complete, and should be read together with the entire Rights Agreement, which has been filed with the Securities and Exchange Commission as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A and is incorporated herein by reference thereto.  A copy of the agreement is also available free of charge from the Company.

The Rights.  The Board authorized the issuance of a Right with respect to each outstanding share of common stock on June 27, 2005.  The Rights will initially trade with, and will be inseparable from, the common stock.  The Rights are evidenced only by the certificates that represent shares of common stock.  New Rights will accompany any new shares of common stock issued after June 27, 2005 until the Distribution Date described below.

Exercise Price.  Each Right will allow its holder to purchase from August one one-thousandth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $27.00, once the Rights become exercisable.  This portion of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of common stock.  Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability.  The Rights will not be exercisable until

•                  15 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 10% or more of our outstanding common stock, or, if earlier,

•                  15 business days (or a later date determined by our Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.

The date when the Rights become exercisable is referred to as the “Distribution Date.”  Until the Distribution Date, the common stock certificates will also evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights.  After that date, the Rights will separate from the common stock and be evidenced by book-entry credits or by Rights certificates that we will mail to all eligible holders of common stock.  Any Rights held by an Acquiring Person are void and may not be exercised.

Consequences of a Person or Group Becoming an Acquiring Person.

•                  Flip In.  If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $27.00, purchase shares of our common stock with a market value of $54.00, based on the market price of the common stock prior to such acquisition.

•                  Flip Over.  If August is later acquired in a merger or similar transaction after the Rights Distribution Date, all holders of Rights except the Acquiring Person may, for $27.00, purchase shares of the acquiring corporation with a market value of $54.00 based on the market price of the acquiring corporation’s stock, prior to such merger.

Preferred Share Provisions.

Each one one-thousandth of a Preferred Share, if issued:

•                  will not be redeemable.

•                  will entitle holders to quarterly dividend payments of $.01, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•                  will entitle holders upon liquidation either to receive $1 or an amount equal to the payment made on one share of common stock, whichever is greater.

•                  will have the same voting power as one share of common stock.

•                  if shares of our common stock are exchanged via merger, consolidation, share exchange or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.

The value of a one one-thousandth interest in a Preferred Share should approximate the value of one share of common stock.

Expiration.  The Rights must be exercised at or prior to the earliest of (i) the earlier of (a) the close of business on June 1, 2006; provided, however, that August reserves and shall have the right to extend this date past June 1, 2006 if the Merger Agreement is still in effect on that date and (b) immediately prior to the Effective Time (as defined in the Merger Agreement), (ii) the time at which the rights are redeemed pursuant to Section 23 of the Rights Agreement, or (iii) the time at which such Rights are exchanged as provided in Section 24 of the Rights Agreement.

Redemption.  The Board may redeem the Rights for one-twentieth of one cent (or $0.0005) per Right at any time before any person or group becomes an Acquiring Person.  If the Board redeems any Rights, it must redeem all of the Rights.  Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of one-twentieth of one cent (or $0.0005) per Right.  The redemption price will be adjusted if the Company has a stock split or declares stock dividends of August’s common stock.

Exchange.  After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of August’s outstanding common stock, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions.  The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock.  No adjustments to the Exercise Price of less than 1% will be made.

Amendments.  The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights; provided, however, that after a person or group becomes an Acquiring Person, the Board may not amend the agreement in a way that adversely affects holders of the Rights.

The Rights Agreement, dated as of June 27, 2005, between August and Wells Fargo Bank, N.A., as Rights Agent, specifying the terms of the Rights has been filed with the Securities and Exchange Commission as Exhibit 4.1 to August’s Registration Statement on Form 8-A of even date herewith and is incorporated herein by reference thereto. The foregoing description of the Rights is qualified in its entirety by reference to the Rights Agreement.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 27, 2005, the Company and Nanometrics Incorporated terminated that certain Agreement and Plan of Merger and Reorganization among the Company and Nanometrics Incorporated, Major League Merger Corporation, and Minor League Merger Corporation dated as of January 21, 2005.  In accordance with the terms of the merger agreement with Nanometrics, the Company has paid a termination fee of $8.3 million, plus expenses, to Nanometrics.  In connection with the termination of the merger agreement as between the Company and Nanometrics Incorporated, the voting agreement by and between the Company and certain shareholders of Nanometrics Incorporated and the voting agreement by and between Nanometrics Incorporated and certain shareholders of the Company were also terminated.

The foregoing description of the termination of the merger agreement by and among the Company and Nanometrics and the termination of the voting agreements do not purport to be complete, and they are qualified in their entirety by reference to the full text of that certain Merger Termination Agreement by and among Nanometrics Incorporated, Major League Merger Corporation, Minor League Merger Corporation and the Company, a copy of which is included as Exhibit 10.1 to this Current Report of Form 8-K and incorporated herein by reference thereto, as well as the applicable portions of that certain Agreement and Plan of Merger and Reorganization among the Company and Nanometrics Incorporated, Major League Merger Corporation, and Minor League Corporation dated as of January 21, 2005 which has been previously filed with the

Securities and Exchange Commission as Exhibit 2.1 to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005 which is incorporated herein, as applicable, by reference thereto, and the form of voting agreement by and between the Company and certain shareholders of Nanometrics Incorporated and the form of voting agreement by and between Nanometrics Incorporated and certain shareholders of the Company both of which have been previously filed with the Securities and Exchange Commission as Exhibits 2.2 and 2.3, respectively, to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005 and which are incorporated herein by reference thereto.

ITEM 3.03             MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS.

See the disclosure set forth above under Item 1.01 – Entry into a Material Definitive Agreement, with respect to the execution of the Rights Agreement, and the disclosure set forth below under Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year, with respect to the filing of the Certificate of Designations, of this Current Report on Form 8-K, both of which are incorporated into this Item 3.03 by reference thereto.

ITEM 5.03             AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On June 24, 2005, the Company filed a Certificate of Designations with respect to the Series A Junior Participating Preferred Shares with the Secretary of State of the State of Minnesota setting forth the terms of the Series A Junior Participating Preferred Shares issuable upon exercise of the Rights (if such Rights become exercisable at any point) as further described and disclosed under Item 1.01 – Entry into a Material Definitive Agreement hereof, which is incorporated into this Item 5.03 by reference thereto.  A copy of the Amended and Restated Articles of Incorporation of the Company dated as of May 1, 2000 including the Certificate of Designations has been filed as Exhibit 3.1 to this Current Report on Form 8-K.  The Amended and Restated Articles of Incorporation and the Certificate of Designations are incorporated herein by reference thereto as applicable.

ITEM 9.01                                       FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits.                                                   The following exhibits are filed as part of this report:

EXHIBIT NUMBER	DESCRIPTION

2.1

Agreement and Plan of Merger and Reorganization by and among Nanometrics Incorporated, Major League Merger Corporation, Minor League Merger Corporation and August Technology Corporation dated January 21, 2005 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005).

3.1	Amended and Restated Articles of Incorporation of August Technology Corporation dated May 1, 2000, including the Certificate of Designations of the Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of June 27, 2005 between the Company and Wells Fargo Bank, N.A., which includes the form of Certificate of

Designations as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, thereto. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2005).

10.1	Merger Termination Agreement by and among the Company and Nanometrics Incorporated, Major League Merger Corporation, and Minor League Corporation dated as of June 27, 2005.

10.2

Form of Voting Agreement by and between August Technology Corporation and certain shareholders of Nanometrics Incorporated (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005).

10.3

Form of Voting Agreement by and between Nanometrics Incorporated and certain shareholders of August Technology Corporation (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2005

AUGUST TECHNOLOGY CORPORATION

By:	/s/ Stanley D. Piekos

Name:	Stanley D. Piekos

Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1

Agreement and Plan of Merger and Reorganization by and among Nanometrics Incorporated, Major League Merger Corporation, Minor League Merger Corporation and August Technology Corporation dated January 21, 2005 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005).

3.1	Amended and Restated Articles of Incorporation of August Technology Corporation dated May 1, 2000, including the Certificate of Designations of the Series A Junior Participating Preferred Stock.

4.1

Rights Agreement, dated as of June 27, 2005 between the Company and Wells Fargo Bank, N.A., which includes the form of Certificate of Designations as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C, thereto. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 30, 2005).

10.1	Merger Termination Agreement by and among the Company and Nanometrics Incorporated, Major League Merger Corporation, and Minor League Corporation dated as of June 27, 2005.

10.2

Form of Voting Agreement by and between August Technology Corporation and certain shareholders of Nanometrics Incorporated (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005).

10.3

Form of Voting Agreement by and between Nanometrics Incorporated and certain shareholders of August Technology Corporation (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K/A-1 filed on January 24, 2005).